U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2015

SHEA HOMES LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

CALIFORNIA	333-177328	95-4240219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Brea Canyon Road, Walnut, California 91789

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (909) 594-9500

Not Applicable

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Notes Offerings

On March 23, 2015, Shea Homes Limited Partnership (the “Company”) and Shea Homes Funding Corp. (“Funding Corp.”, and together with the Company, the “Issuers”) completed their previously announced offering of $375,000,000 aggregate principal amount of 5.875% Senior Notes due 2023 (the “2023 Notes”) and $375,000,000 aggregate principal amount of 6.125% Senior Notes due 2025 (the “2025 Notes” and, together with the 2023 Notes, the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The 2023 Notes are governed by an Indenture, dated as of March 23, 2015 (the “2023 Notes Indenture”), among the Issuers, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The 2025 Notes are governed by an Indenture, dated as of March 23, 2015 (the “2025 Notes Indenture”), among the Issuers, the guarantors party thereto and the Trustee. The 2023 Notes Indenture and the 2025 Notes Indenture, which include the form of the 2023 Notes and the 2025 Notes, respectively, are filed herewith as Exhibits 4.2 and 4.3, respectively, and are incorporated herein by reference. The description of the Indentures and the Notes in this report are summaries only and are qualified in their entirety by the terms of the Indentures and the Notes, respectively.

The Company used the net proceeds from the offering of the Notes to repurchase $682,232,000, or 90.96% of the aggregate principal amount of the Issuers’ outstanding 8.625% Senior Secured Notes due 2019 (the “Outstanding Senior Secured Notes”) in the Tender Offer (discussed below) and to repurchase the remainder of the Outstanding Senior Secured Notes pursuant to the Tender Offer and/or redeem the remainder of the Outstanding Senior Secured Notes on April 22, 2015, prior to maturity in accordance with the terms of the Outstanding Senior Secured Notes Indenture (described below).

The Notes are guaranteed on a senior basis by certain direct and indirect subsidiaries of the Company and other subsidiaries of the Company may become guarantors in the future. The subsidiaries that guarantee the Notes are the same subsidiaries that guarantee the borrowings under the Company’s Revolving Credit Facility (described below). The Notes and the related guarantees are the Issuers’ and the guarantors’ senior unsecured obligations and rank equally in right of payment with all of the Issuers’ and the guarantors’ existing and future senior indebtedness, and senior to the Issuers’ and the guarantors’ existing and future subordinated indebtedness. The Notes and related guarantees are effectively junior in right of payment to liabilities of the Company’s subsidiaries that have not guaranteed the Notes. The Notes and the related guarantees are also effectively subordinated to any secured obligations of either of the Issuers or any of their respective subsidiaries, to the extent of the value of the assets securing such obligations. The Notes are not subject to registration rights and are not listed on any securities exchange.

The 2023 Notes will mature on April 1, 2023, and the 2025 Notes will mature on April 1, 2025. Interest on the 2023 Notes will accrue at the rate of 5.875% per annum, and interest on the 2025 Notes will accrue at the rate of 6.125% per annum. Interest on the Notes will be payable semiannually in arrears on April 1 and October 1, commencing on October 1, 2015, to the holders of record on the immediately preceding March 15 and September 15.

Fourth Supplemental Indenture

In conjunction with the Tender Offer, the Company solicited consents (the “Consent Solicitation”) to amend the Indenture, dated as of May 10, 2011, as amended and supplemented (the “Outstanding Senior Secured Notes Indenture”), among the Issuers, the guarantors party thereto and the Trustee.

On March 20, 2015, the Issuers successfully completed the Consent Solicitation, and on March 23, 2015, the Issuers entered into a Fourth Supplemental Indenture among the Issuers, the guarantors party thereto and the Trustee (the “Fourth Supplemental Indenture”), to amend the Outstanding Senior Secured Notes Indenture. The Fourth Supplemental Indenture eliminated most of the covenants, certain events of default applicable to the Outstanding Senior Secured Notes and certain other provisions contained in the Outstanding Senior Secured Notes Indenture. A copy of the Fourth Supplemental Indenture is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Revolving Credit Facility

On March 23, 2015, the Company entered into a $175,000,000 three-year unsecured revolving credit facility (the “Revolving Credit Facility”) among the Company, the lenders party thereto and U.S. Bank National Association as administrative agent (the “Agent”). Certain of the Company’s subsidiaries (the “Guarantors”) have guaranteed its obligations under the Revolving Credit Facility, which are the same subsidiaries that guarantee the Notes.

The Revolving Credit Facility will be used for general corporate purposes. Any loans made under the Revolving Credit Facility (the “Loans”) may accrue interest, at the Company’s option, either at (i) a daily eurocurrency base rate as defined in the Revolving Credit Facility, plus a margin of 1.75%-2.50% depending on the Company’s adjusted leverage ratio (as defined in the Revolving Credit Facility) or (ii) a eurocurrency rate as defined in the Revolving Credit Facility, plus a margin of between 1.75% and 2.50% depending on the Company’s adjusted leverage ratio. The Company will also pay a fee of between 0.30% and 0.45% per annum, depending on the Company’s adjusted leverage ratio, on the average unused portion of the Revolving Credit Facility.

The Revolving Credit Facility contains certain customary affirmative and negative covenants, including financial covenants. The Company’s ability to draw upon the Revolving Credit Facility is subject to availability under the borrowing base calculation and to there being no default continuing under the Revolving Credit Facility, as well as customary documentary conditions. If defaults under certain of the financial covenants occur, the Revolving Credit Facility will convert into a term loan with an 18-month maturity, with amortization payments equal to 1/18th of the then-outstanding amount of the facility.

The description of the Revolving Credit Facility set forth under this Item 1.01 is qualified in its entirety by references to the complete terms and conditions of the Revolving Credit Facility, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Outstanding Senior Secured Notes Indenture

On March 23, 2015, the Issuers accepted for purchase all of the Outstanding Senior Secured Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on March 20, 2015 pursuant to the Tender Offer (described below).

On March 23, 2015, the Issuers gave notice to the holders of the Outstanding Senior Secured Notes of the Issuers’ election to redeem all of the Outstanding Senior Secured Notes on April 22, 2015 (the “Redemption Date”) and irrevocably deposited with the Trustee $73,589,820.96 for application to the payment of the redemption price of the Outstanding Senior Secured Notes on the Redemption Date. The Outstanding Senior Secured Notes will be redeemed on the Redemption Date at a redemption price equal to 100% of the principal amount of the Outstanding Senior Secured Notes plus the Applicable Premium (as defined in the Outstanding Senior Secured Notes Indenture) as of, and accrued and unpaid interest to, the Redemption Date.

On March 23, 2015 the obligations of the Issuers and the guarantors under the Outstanding Senior Secured Notes, the Outstanding Senior Secured Notes Indenture and the related guarantees were terminated, and the Outstanding Senior Secured Notes Indenture was discharged pursuant to its terms. Notwithstanding the satisfaction and discharge of the Outstanding Senior Secured Notes, the Outstanding Senior Secured Notes Indenture and the guarantees, certain customary provisions of the Outstanding Senior Secured Notes Indenture relating to the compensation and indemnification of the Trustee and the application of trust money will survive pursuant to the terms of the Outstanding Senior Secured Notes Indenture.

Existing Credit Facility

The Revolving Credit Facility and related documents replace the Credit Agreement dated as of February 20, 2014, among the Company, the lenders party thereto and U.S. Bank National Association as administrative agent (the “Existing Facility”). All commitments under the Existing Facility were terminated and all obligations thereunder were repaid effective on March 23, 2015, concurrent with effectiveness of the Revolving Credit Facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 in its entirety by reference.

Item 3.03	Material Modification to Rights of Security Holders

The information disclosed in Item 1.02 of this Form 8-K is incorporated into this Item 3.03 in its entirety by reference.

Item 8.01.	Other Events

On March 23, 2015, the Issuers announced the initial settlement of their previously announced cash tender offer (the “Tender Offer”) for any and all of the Outstanding Senior Secured Notes (CUSIP/ISIN No. 82088KAB4/ US82088KAB44) and consent payment deadline for the Consent Solicitation, as of 5:00 p.m., New York City time, on March 20, 2015.

A copy of the news release announcing the results of the Consent Solicitation and initial settlement of the Tender Offer is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Fourth Supplemental Indenture, dated March 23, 2015.

4.2	Indenture dated as of March 23, 2015, among Shea Homes Limited Partnership, Shea Homes Funding Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.3	Indenture dated as of March 23, 2015, among Shea Homes Limited Partnership, Shea Homes Funding Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

10.1	Credit Agreement dated as of March 23, 2015, among Shea Homes Limited Partnership, the lenders from time to time party thereto, and U.S. Bank National Association as administrative agent.

99.1	News Release dated March 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHEA HOMES LIMITED PARTNERSHIP

By:	/s/ Andrew H. Parnes
Name:	Andrew H. Parnes
Title:	Chief Financial Officer

Date: March 23, 2015

Exhibit Index

Exhibit Number	Description

4.1	Fourth Supplemental Indenture, dated March 23, 2015.

4.2	Indenture dated as of March 23, 2015, among Shea Homes Limited Partnership, Shea Homes Funding Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.3	Indenture dated as of March 23, 2015, among Shea Homes Limited Partnership, Shea Homes Funding Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

10.1	Credit Agreement dated as of March 23, 2015, among Shea Homes Limited Partnership, the lenders from time to time party thereto, and U.S. Bank National Association as administrative agent.

99.1	News Release dated March 23, 2015.